UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2020

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10765	23-2077891
(State or other jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

UNIVERSAL CORPORATE CENTER

367 SOUTH GULPH ROAD

KING OF PRUSSIA, Pennsylvania 19406

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code (610) 768-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock	UHS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously announced in July, 2019, Universal Health Services, Inc. (“we”, the “Company”) had reached an agreement in principle with the Department of Justice’s Civil Division, and various states’ attorneys general offices, to resolve the civil aspects of the government’s investigation of our behavioral health care facilities for $127 million subject to requisite approvals and preparation and execution of definitive settlement and related agreements.

On July 6, 2020, pursuant to terms and amounts consistent with the previously announced agreement in principle, definitive settlement agreements (“Settlement Agreements”) were fully executed thereby resolving this matter.

The Company denies the allegations raised in this matter and the settlement does not constitute an admission of facts or liability by the Company or any of its subsidiary behavioral health facilities.

Pursuant to the terms of the settlement agreements, on July 9, 2020, we made net aggregate payments of approximately $117.3 million, before accrued interest and related fees, costs and individual claims due to or on behalf of third-parties, consisting of the following:

•	$88.1 million pursuant to the terms of the agreement with the Department of Justice (“DOJ”) and Office of Inspector General for the United States Department of Health and Human Services (“OIG”);
•	$28.9 million to various individual states that participated in the settlement;
•

$10.0 million in connection with the settlement of the U.S. ex rel Escobar v. Universal Health Services, Inc. et.al. and U.S. et. al. ex rel Correa et. al. v. Universal Health Services, Inc. et. al. matters, False Claims Act cases filed against Universal Health Services, Inc., UHS of Delaware, Inc. and HRI Clinics, Inc. d/b/a Arbour Counseling Services in U.S. District Court for the District of Massachusetts;

•

less approximately $9.7 million of  aggregate funds previously withheld from us in connection with the previously disclosed River Point Behavioral Health payment suspension and a suspension of payments to the Lawrence campus of Arbour Counseling Services associated with the Escobar matter. These previously withheld amounts are credited against the amounts due from us under the Settlement Agreements.  As a condition of the settlement, the payment suspension at River Point will be lifted. The Lawrence campus of Arbour Counseling was previously closed by us.

In addition, we have also reached agreement in principle resolving all claims for attorneys’ fees and costs of the relators, as well as any individual claims of the relators, amounting to approximately $6.0 million in the aggregate, pending finalization and execution of the remaining settlement agreements with the relators.

We also paid accrued interest on the settlement amounts for certain specified periods of approximately two months or less at annual rates of either 2.125% or 1.250% which amounted to approximately $230,000 in the aggregate.

We had previously established a pre-tax reserve in connection with the settlements and matters discussed above, which includes related fees and costs due to or on behalf of third-parties, which amounted to approximately $134 million at both March 31, 2020 and December 31, 2019.  The final aggregate settlement amounts, together with accrued interest and related fees and costs, did not differ materially from the previously established reserves.

Under the settlement agreements, the United States and the participating states agree to release the Company and its behavioral health subsidiaries from any civil or administrative monetary liability arising from the Covered Conduct as specified in the Agreements. Additionally, under the settlement agreement, the United States, participating states and the relators agreed to dismiss the civil actions filed by the relators under the qui tam provisions of the federal False Claims Act, and the OIG agrees, conditioned upon the Company’s full payment of the settlement payment, and in consideration of the Company’s obligations under the Corporate Integrity Agreement (as described below), to release its permissive exclusion rights and refrain from instituting any administrative action seeking to exclude the Company or any Company behavioral health subsidiaries from participating in Medicare, Medicaid or other Federal health care programs as a result of the Covered Conduct. The Settlement Agreements contain other terms and conditions and the foregoing description of the Settlement Agreements are qualified in its entirety by reference to the full text of those agreements, which are attached as Exhibit 10.1 and 10.2 hereto and incorporated herein by reference.

In connection with the resolution of this matter, and in exchange for the OIG’s agreement not to exclude the Company and its behavioral health subsidiaries from participating in the federal health care programs, the Company entered into a five-year corporate integrity agreement (the “Corporate Integrity Agreement”) with the OIG. The Corporate Integrity Agreement imposes compliance, monitoring, reporting, certification, oversight, screening and training obligations on the Company and its behavioral health facilities, certain of which have previously been implemented. The Corporate Integrity Agreement contains other terms and conditions and the foregoing description of the Corporate Integrity Agreement is qualified in its entirety by reference to the full text of that agreement, which is attached as Exhibit 10.3 hereto and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On July 10, 2020, we issued a press release announcing that we had finalized the resolution of the matters discussed above. A copy of the press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1

Settlement Agreement among: (i) the United States of America, acting through the United States Department of Justice and on behalf of the Office of Inspector General (OIG-HHS) of the Department of Health and Human Services (HHS); the Defense Health Agency (DHA), acting on behalf of the TRICARE Program; the Office of Personnel Management (OPM), which administers the Federal Employees Health Benefits Program (FEHBP); and the United States Department of Veteran Affairs (VA) (collectively, the United States); (ii) Universal Health Services, Inc. (“UHS, Inc.”) and UHS of Delaware, Inc. (“UHS of Delaware, Inc.”), acting on behalf of the entities listed on Exhibits A and B, (collectively the “Defendants” or “UHS”); and (iii) various individuals (collectively, the “Relators”).

10.2	Form of Settlement Agreement between various states and Universal Health Services, Inc. and UHS of Delaware, Inc., acting on behalf of the entities listed on Exhibits A and B.

10.3	Corporate Integrity Agreement between the Office of Inspector General of the Department of Health and Human Services and Universal Health Services, Inc. and UHS of Delaware, Inc.

99.1	Press Release issued on July 10, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Health Services, Inc.

By:	/s/ Steve Filton
Name: Steve Filton
Title: Executive Vice President and Chief Financial Officer

Date: July 10, 2020